Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
FundsTech Corp.

We consent to the incorporation by reference in this registration statement on Form S-8 of our independent registered public accounting firm’s report dated October 13, 2006 (except for Note 4 as to which date is December 18, 2006) in FundsTech’s Form SB-2/A Amendment No. 2, as filed with the SEC on January 8, 2007, and to all references to our firm included in this registration statement.

/s/ L.L. Bradford & Company, LLC

L.L. Bradford & Company, LLC
Las Vegas, Nevada
August 17, 2007